                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2000

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-23981
(Commission File Number)

94-3283464
(IRS Employer Identification No.)

620 Coolidge Drive, Suite 350, Folsom, California 95630
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (916) 608-8200

Not Applicable
(Former name or former address, if changed since last report.)
                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

     On January 12, 2000, Waste Connections, Inc. ("WCI") acquired the stock of Waste Wranglers, Inc. ("WWI"). The merger was accounted for as poolings-of-interests. WCI hereby amends its historical audited financial statements for each of the three years in the period ended December 31, 1999, to include the financial information of WWI. The amended financial statements are included under Item 7 hereof.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                   The following exhibits are filed herewith:


     Exhibit Number           Description
     --------------           -----------

     ex-23.1                  Consent of Ernst & Young LLP,
                              Independent Auditors

     ex-99.1                  Schedule II

                         INDEX TO FINANCIAL STATEMENTS

WASTE CONNECTIONS, INC. AND PREDECESSORS

     Report of Ernst & Young LLP, Independent Auditors ................. F-2
     Consolidated Balance Sheets of Waste Connections, Inc. as
          of December 31, 1998 and 1999 ................................ F-3
     Combined Statement of Operations of Predecessors for the
          nine months ended September 30, 1997 ......................... F-4
     Consolidated Statements of Operations of Waste
          Connections, Inc. for the years ended
          December 31, 1997, 1998 and 1999 ............................. F-4
     Consolidated Statements of Redeemable Stock and
          Stockholders' Equity of Waste Connections,
          Inc. for the years ended December 31, 1997, 1998
          and 1999 ..................................................... F-5
     Combined Statement of Cash Flows of Predecessors for the
          nine months ended September 30, 1997  ........................ F-7
     Consolidated Statements of Cash Flows of Waste
          Connections, Inc. for the years ended
          December 31, 1997, 1998 and 1999 ............................. F-7
     Notes to Consolidated Financial Statements ........................ F-9

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


Board of Directors and Stockholders
Waste Connections, Inc.

We have audited the accompanying consolidated balance sheets of Waste Connections, Inc., as of December 31, 1998 and 1999, the related consolidated statements of operations, redeemable stock and stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999, and the combined statements of operations and cash flows of Predecessors for the nine months ended September 30, 1997. Our audits also included the financial statement schedule in Exhibit 99.1. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Waste Connections, Inc. and Predecessors at December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


ERNST & YOUNG LLP

Sacramento, California
February 9, 2000,
except for the first,
second, and third
paragraphs of note 18,
as to which the dates
are June 27, 2000,
May 16, 2000 and
April 17, 2000,
respectively

                             WASTE CONNECTIONS, INC.

                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                       DECEMBER 31,
                                                                   1998            1999
                                                                 ---------       ---------
ASSETS
Current assets:
      Cash and equivalents                                       $   3,351       $   2,393
      Accounts receivable, less allowance for doubtful
           accounts of $819 and $1,460 at December 31, 1998
           and 1999, respectively                                   14,964          28,600
      Prepaid expenses and other current assets                      2,364           3,529
                                                                 ---------       ---------
           Total current assets                                     20,679          34,522

Property and equipment, net                                         51,422         335,260
Intangible assets, net                                             101,849         237,402
Other assets, net                                                    2,709          10,774
                                                                 ---------       ---------
                                                                 $ 176,659       $ 617,958
                                                                 ---------       ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                           $   8,895       $  20,282
      Accrued liabilities                                            5,828          15,648
      Deferred revenue                                               3,174           5,342
      Short-term borrowings                                          1,500               -
      Current portion of long-term debt and notes payable           12,120           3,044
      Other current liabilities                                      3,329             355
                                                                 ---------       ---------
      Total current liabilities                                     34,846          44,671

Long-term debt and notes payable                                    68,274         275,145
Other long-term liabilities                                          4,396           5,201
Deferred income taxes                                                2,306          74,420
                                                                 ---------       ---------
      Total liabilities                                            109,822         399,437
                                                                 ---------       ---------

Commitments and contingencies (Notes 8 and 10)

Stockholders' equity:
Preferred stock: $0.01 par value; 10,000,000 shares
      authorized; none issued and outstanding                            -               -
Common stock: $0.01 par value; 50,000,000 shares
      authorized; 13,387,808 and 21,209,665 shares
      issued and outstanding at December 31, 1998
      and 1999, respectively                                           134             212
Additional paid-in capital                                          66,585         209,157
Deferred stock compensation                                           (428)           (163)
Retained earnings                                                      546           9,315
                                                                 ---------       ---------
      Total stockholders' equity                                    66,837         218,521
                                                                 ---------       ---------
                                                                 $ 176,659       $ 617,958
                                                                 =========       =========

                                 See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                             PREDECESSORS
                                                               COMBINED
                                                             NINE MONTHS
                                                                ENDED                 WASTE CONNECTIONS, INC. CONSOLIDATED
                                                             SEPTEMBER 30,     ----------------------------------------------------
                                                             1997 (NOTE 1)          1997               1998               1999
                                                             -------------      ------------       ------------       ------------
Revenues                                                     $     18,114       $     47,510       $     99,624       $    184,225
Operating expenses:
      Cost of operations                                           14,753             36,213             71,635            112,686
      Selling, general and administrative                           3,009              5,088              9,967             15,754
      Depreciation and amortization                                 1,083              3,180              8,008             14,769
      Start-up and integration                                          -                493                  -                  -
      Stock compensation                                                -              4,395                632                265
      Acquisition related expenses                                      -                  -                  -              9,003
                                                             ------------       ------------       ------------       ------------
Income (loss) from operations                                        (731)            (1,859)             9,382             31,748
Interest expense                                                     (456)            (1,957)            (3,458)           (11,531)
Other income (expense), net                                            14                449                410                (66)
                                                             ------------       ------------       ------------       ------------
Income (loss) before income tax provision                          (1,173)            (3,367)             6,334             20,151
Income tax provision                                                    -               (332)            (3,040)           (10,924)
                                                             ============       ============       ============       ============
Income (loss) before extraordinary item                            (1,173)            (3,699)             3,294              9,227
Extraordinary item - early extinguishment of
      debt, net of tax benefit of $264                                  -                  -             (1,027)                 -
                                                             ------------       ------------       ------------       ------------
Net income (loss)                                            $     (1,173)      $     (3,699)      $      2,267       $      9,227
                                                             ============       ============       ============       ============

Redeemable convertible preferred stock accretion                        -               (531)              (917)                 -
                                                             ------------       ------------       ------------       ------------
Net income (loss) applicable to common
      stockholders                                           $     (1,173)      $     (4,230)      $      1,350       $      9,227
                                                             ============       ============       ============       ============

Basic income (loss) per common share:
      Income (loss) before extraordinary item                                   $      (0.73)      $       0.23       $       0.49
      Extraordinary item                                                                   -              (0.10)                 -
                                                                                ------------       ------------       ------------
      Net income (loss) per common share                                        $      (0.73)      $       0.13       $       0.49
                                                                                ============       ============       ============

Diluted income (loss) per common share:
      Income (loss) before extraordinary item                                   $      (0.73)      $       0.19       $       0.46
      Extraordinary item                                                                   -              (0.08)                 -
                                                                                ------------       ------------       ------------
      Net income (loss) per common share                                        $      (0.73)      $       0.11       $       0.46
                                                                                ============       ============       ============


Shares used in calculating basic income (loss) per share                           5,807,592         10,412,868         18,655,801
                                                                                ------------       ------------       ------------
Shares used in calculating diluted income (loss) per share                         5,807,592         12,323,990         19,929,539
                                                                                ============       ============       ============


                          See accompanying notes.

                             WASTE CONNECTIONS, INC.

      CONSOLIDATED STATEMENTS OF REDEEMABLE STOCK AND STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)



                                                                                                         Stockholders' Equity
                                                  REDEEMABLE                                           -------------------------
                                                  CONVERTIBLE                    REDEEMABLE
                                                PREFERRED STOCK                 COMMON STOCK                 COMMON STOCK
                                           --------------------------    --------------------------    -------------------------
                                              SHARES        AMOUNT         SHARES         AMOUNT         SHARES         AMOUNT
                                           -----------    -----------    -----------    -----------    -----------    ----------
Balances at December 31, 1996                        -    $         -              -    $         -      3,849,260    $       38
Sale of redeemable
    convertible preferred stock              2,499,998          6,992              -              -              -             -
Sale of common stock                                 -              -              -              -      2,300,000            23
Shares issued for WWI at inception                   -              -              -              -        103,315             1
Issuance of common
    stock warrants                                   -              -              -              -              -             -
Issuance of stockholder
    notes receivable                                 -              -              -              -              -             -
Accretion of redeemable
    convertible preferred stock                      -            531              -              -              -             -
Capital distributions and dividends paid             -              -              -              -              -             -
Net loss                                             -              -              -              -              -             -
                                           -----------    -----------    -----------    -----------    -----------    ----------
Balance at December 31, 1997                 2,499,998          7,523              -              -      6,252,575            62
Issuance of redeemable
    common stock                                     -              -      1,000,000          7,500              -             -
Issuance of common
    stock warrants                                   -              -              -              -              -             -
Common stock sold in connection
    with initial public offering                     -              -              -              -      2,300,000            23
Issuance of common stock                             -              -              -              -      1,054,634            11
Accretion of redeemable
    convertible preferred stock                      -            917              -              -              -             -
Preferred stock dividend                             -           (161)             -              -              -             -
Conversion of redeemable
    preferred stock                         (2,499,998)        (8,279)             -              -      2,499,998            25
Conversion of redeemable
    common stock                                     -              -     (1,000,000)        (7,500)     1,000,000            10
Deferred stock compensation
    associated with stock options                    -              -              -              -              -             -
Amortization of deferred
    stock compensation                               -              -              -              -              -             -
Exercise of stock options and warrants               -              -              -              -        280,601             3
Payment of stockholder notes                         -              -              -              -              -             -
Capital distributions and dividends paid             -              -              -              -              -             -
Net income                                           -              -              -              -              -             -
                                           -----------    -----------    -----------    -----------    -----------    ----------
Balances at December 31, 1998                        -              -              -              -     13,387,808           134
Issuance of common
    stock warrants                                   -              -              -              -              -             -
Issuance of common stock                             -              -              -              -      7,011,269            70
Amortization of deferred
    stock compensation                               -              -              -              -              -             -
Exercise of stock options and warrants               -              -              -              -        810,588             8
Dividends paid                                       -              -              -              -              -             -
Net income                                           -              -              -              -              -             -
                                           -----------    -----------    -----------    -----------    -----------    ----------
Balances at December 31, 1999                        -    $         -              -    $         -     21,209,665    $      212
                                           ===========    ===========    ===========    ===========    ===========    ==========

                                                                     Stockholders' Equity
                                          ------------------------------------------------------------------------
                                                                                         RETAINED
                                           ADDITIONAL     STOCKHOLDER     DEFERRED       EARNINGS/
                                             PAID-IN        NOTES          STOCK       (ACCUMULATED
                                             CAPITAL      RECEIVABLE    COMPENSATION      DEFICIT)        TOTAL
                                           -----------    -----------   ------------   ------------    -----------
Balances at December 31, 1996              $       583    $         -    $        -     $     4,176    $     4,797
Sale of redeemable
    convertible preferred stock
Sale of common stock                             4,395              -              -              -          4,418
Shares issued for WWI at inception                   9              -              -              -             10
Issuance of common
    stock warrants                                 710              -              -              -            710
Issuance of stockholder
    notes receivable                                 -            (83)             -              -            (83)
Accretion of redeemable
    convertible preferred stock                      -              -              -           (531)          (531)
Capital distributions and dividends paid           (93)             -              -           (193)          (286)
Net loss                                             -              -              -         (3,699)        (3,699)
                                           -----------    -----------    -----------    -----------    -----------
Balance at December 31, 1997                     5,604            (83)             -           (247)         5,336
Issuance of redeemable
    common stock                                     -              -              -              -              -
Issuance of common
    stock warrants                               2,388              -              -              -          2,388
Common stock sold in connection
    with initial public offering                23,963              -              -              -         23,986
Issuance of common stock                        17,782              -              -              -         17,793
Accretion of redeemable
    convertible preferred stock                      -              -              -           (917)          (917)
Preferred stock dividend                             -              -              -              -              -
Conversion of redeemable
    preferred stock                              8,254              -              -              -          8,279
Conversion of redeemable
    common stock                                 7,490              -              -              -          7,500
Deferred stock compensation
    associated with stock options                  821              -           (821)             -              -
Amortization of deferred
    stock compensation                               -              -            393              -            393
Exercise of stock options and warrants             359              -              -              -            362
Payment of stockholder notes                         -             83              -              -             83
Capital distributions and dividends paid           (76)             -              -           (557)          (633)
Net income                                           -              -              -          2,267          2,267
                                           -----------    -----------    -----------    -----------    -----------
Balances at December 31, 1998                   66,585              -           (428)           546         66,837
Issuance of common
    stock warrants                                 572              -              -              -            572
Issuance of common stock                       140,514              -              -              -        140,584
Amortization of deferred
    stock compensation                               -              -            265              -            265
Exercise of stock options and warrants           1,486              -              -              -          1,494
Dividends paid                                       -              -              -           (458)          (458)
Net income                                           -              -              -          9,227          9,227
                                           -----------    -----------    -----------    -----------    -----------
Balances at December 31, 1999              $   209,157    $         -    $      (163)   $     9,315    $   218,521
                                           ===========    ==========     ===========    ===========    ===========




                             See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                                 (IN THOUSANDS)




                                                               PREDECESSORS
                                                                 COMBINED
                                                               NINE MONTHS              WASTE CONNECTIONS, INC.
                                                                   ENDED                      CONSOLIDATED
                                                               SEPTEMBER 30,    -----------------------------------------
                                                               1997 (NOTE 1)       1997            1998            1999
                                                               -------------    ---------       ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                               $  (1,173)      $  (3,699)      $   2,267       $   9,227
Adjustments to reconcile net income (loss) to net
    cash provided (used) by operating activities:
    Loss (gain) on disposition of assets                               (4)            (93)           (302)            155
    Depreciation                                                      789           3,018           6,338          10,545
    Amortization                                                      294             162           1,670           4,223
    Deferred income taxes                                               -            (429)          1,362           2,222
    Amortization of debt issuance costs, debt guarantee
       fees and accretion of discount on long-term debt                 -             860             192             256
    Stock and non-cash acquisition related compensation                 -           4,395             632           1,448
    Extraordinary item - early extinguishment of debt                   -               -           1,291               -
    Changes in operating assets and liabilities, net of
       effects from acquisitions:
         Accounts receivable, net                                    (604)         (1,599)         (2,555)         (5,203)
         Prepaid expenses and other current assets                    (74)            (50)         (1,431)         (1,256)
         Accounts payable                                            (221)          3,436            (771)           (955)
         Deferred revenue                                            (137)            325           1,067           1,895
         Accrued liabilities                                         (450)            953             507           2,301
         Other liabilities                                              -              18             623          (2,885)
                                                                ---------       ---------       ---------       ---------
Net cash provided (used) by operating activities                   (1,580)          7,297          10,890          21,973
                                                                ---------       ---------       ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property and equipment                      188               2           1,331             990
    Payments for acquisitions, net of cash acquired                     -         (14,393)        (56,569)       (233,745)
    Capital expenditures for property and equipment                  (735)         (4,382)        (10,065)        (18,739)
    Increase in restricted cash                                         -               -          (1,381)         (3,731)
    Decrease (increase) change in other assets                         22            (527)          1,118          (1,052)
    Issuance (repayment) of stockholder notes receivable                -             (83)             83               -
                                                                ---------       ---------       ---------       ---------
Net cash used in investing activities                                (525)        (19,383)        (65,483)       (256,277)
                                                                ---------       ---------       ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net intercompany balance                                        2,142               -               -               -
    Proceeds from short-term borrowings                                 -             600               -               -
    Proceeds from long-term debt                                        -          10,679          80,405         275,101
    Principal payments on notes payable and long-term debt            (38)         (4,729)        (46,344)       (103,646)
    Proceeds from sale of common stock                                  -              33          23,986          65,118
    Proceeds from option and warrant exercises                          -           6,992             362           1,494
    Change in short-term borrowings                                     -              19            (128)         (1,500)
    Change in advances from a related party                             -            (322)            (41)           (571)
    Payment of capital distributions and dividends                      -            (287)           (794)           (458)
    Proceeds from long-term lease                                       -             375               -               -
    Principal payments on long-term lease                               -            (255)              -               -
    Debt issuance costs                                                 -            (150)           (854)         (2,192)
                                                                ---------       ---------       ---------       ---------
Net cash provided by financing activities                           2,104          12,955          56,592         233,346
                                                                ---------       ---------       ---------       ---------

Net increase (decrease) in cash and cash equivalents                   (1)            869           1,999            (958)
Cash and equivalents at beginning of period                           102             483           1,352           3,351
                                                                ---------       ---------       ---------       ---------

Cash and equivalents at end of period                           $     101       $   1,352       $   3,351       $   2,393
                                                                =========       =========       =========       =========


                          See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                                 (IN THOUSANDS)


                                                                       PREDECESSORS
                                                                         COMBINED
                                                                       NINE MONTHS              WASTE CONNECTIONS, INC.
                                                                           ENDED                      CONSOLIDATED
                                                                       SEPTEMBER 30,    ------------------------------------
                                                                       1997 (NOTE 1)       1997         1998         1999
                                                                       -------------    ---------     ---------    ---------
SUPPLEMENTARY DISCLOSURES OF CASH FLOW
    INFORMATION AND NON-CASH TRANSACTIONS:
       Cash paid for income taxes                                      $            -    $     861    $   1,178    $   2,636
                                                                       --------------    ---------    ---------    ---------
       Cash paid for interest                                          $            -    $     998    $   2,705    $  10,117
                                                                       --------------    ---------    ---------    ---------
       Redeemable convertible preferred stock accretion                                  $     531    $     917    $       -
                                                                                         ---------    ---------    ---------
       Issuance of notes payable for land and buildings                                  $     315    $       -    $       -
                                                                                         ---------    ---------    ---------
       In connection with its acquisitions, the Company
         assumed liabilities as follows:
            Fair value of assets acquired                                                $  20,140    $ 120,507    $ 426,702
            Cash paid for acquisitions (including acquisition costs)                       (11,693)     (56,341)    (233,745)
                                                                                         ---------    ---------    ---------
            Liabilities assumed, stock and notes payable issued
               to sellers                                                                $   8,447    $  64,166    $ 192,957
                                                                                         ---------    ---------    ---------




                          See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Waste Connections, Inc. ("WCI" or "the Company") was incorporated in Delaware on September 9, 1997 and commenced its operations on October 1, 1997 through the purchase of certain solid waste operations in Washington, as more fully described below and in Note 2. The Company is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customers in California, Colorado, Idaho, Iowa, Kansas, Minnesota, Nebraska, New Mexico, Oklahoma, Oregon, South Dakota, Texas, Utah, Washington and Wyoming.


Basis of Presentation

These consolidated financial statements include the accounts of WCI and its wholly-owned subsidiaries. The consolidated entity is referred to herein as the Company. All intercompany accounts and transactions have been eliminated in consolidation.

The Company's consolidated financial statements have been restated to reflect the mergers with Murrey's Disposal Company, Inc. ("Murrey's"), American Disposal Company, Inc. ("American"), D.M. Disposal Co., Inc. ("DM") and Tacoma Recycling Company, Inc. ("Tacoma") (collectively, the "Murrey Companies"), Roche & Sons, Inc. ("Roche"), Ritters Sanitary Service, Inc. ("Ritters"), Omega Systems, Inc. ("Omega"), G&P Development, Inc., The Garbage Company, and Nebraska Ecology Systems, Inc. (collectively, "G&P"), Central Waste Disposal, Inc. and Cen San, Inc. (collectively, "Central"), Cook's Wastepaper and Recycling, Inc. ("Cook's") and Waste Wranglers, Inc. ("WWI") each accounted for as poolings-of-interests (Note 2 and 18). For periods prior to WCI's incorporation on September 9, 1997, the consolidated financial statements of the Company consist of entities acquired by the Company in pooling-of-interests transactions.

The entities the Company acquired in September 1997 from Browning-Ferris Industries, Inc. ("BFI") are collectively referred to herein as the Company's predecessors. BFI acquired the predecessor operations at various times during 1995 and 1996, and prior to being acquired by BFI, the predecessors operated as separate stand-alone businesses.

During the periods in which the Company's predecessors operated as wholly owned subsidiaries of BFI, they maintained intercompany accounts with BFI for recording intercompany charges for costs and expenses, intercompany purchases of equipment and additions under capital leases and intercompany transfers of cash, among other transactions. It is not feasible to ascertain the amount of related interest expense that would have been recorded in the historical financial statements had the predecessors been operated as stand-alone entities. Charges for interest expense were allocated to the Company's predecessors by BFI as disclosed in the accompanying Statement of Operations. The interest expense allocations from BFI are based on formulas that do not necessarily correspond with the balances in the related intercompany accounts. Moreover, the financial position and results of operations of the predecessors during this period may not necessarily be indicative of the financial position or results of operations that would have been realized had the predecessors been operated as stand-alone entities. For the periods in which the predecessors operated as wholly owned subsidiaries of BFI, the statements of operations include amounts allocated by BFI to the predecessors for selling, general and administrative expenses based on certain allocation methodologies which management of the Company believes are reasonable. Due to the manner in which BFI intercompany transactions were recorded as described above, it is not feasible to present a detailed analysis of transactions reflected in the net intercompany balance with BFI. The change in the predecessors' combined intercompany balance with BFI (net of income
(loss) and initial investment in the acquired companies) was $2,142 during the nine months ended September 30, 1997.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



The Company's acquisition of the predecessors from BFI in September 1997 was accounted for using the purchase method of accounting, and the purchase price was allocated to the fair value of the assets acquired and liabilities assumed. Consequently, the amounts of depreciation and amortization included in the statements of operations for Company and Predecessors reflect the change in basis of the underlying assets that were made as a result of the change in ownership.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


Common Stock Valuation

In connection with the Company's organization and initial capitalization in September 1997, the Company sold 2.3 million shares of common stock for $.01 per share to certain directors, consultants, and management. As a result, the Company recorded a non-recurring, non-cash stock compensation charge of $4,395 in the accompanying statement of operations, representing the difference between the amount paid for the shares and the estimated fair value of the shares of $1.92 per share on the date of sale. The estimated fair value of the common shares was determined by the Company based on an independent valuation of the common stock.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at purchase to be cash equivalents. As of December 31, 1998 and 1999, cash equivalents consist of demand money market accounts.


Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risks consist primarily of accounts receivable. The Company does not require collateral on its trade receivables. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. The Company maintains allowances for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.


Property and Equipment

Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to expense as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


The estimated useful lives are as follows:

Buildings                      20 years
Machinery and equipment        3 - 15 years
Rolling stock                  10 years
Containers                     5 - 15 years

In connection with acquisitions (Note 2), the Company acquired certain used property and equipment. This used property and equipment is being depreciated using the straight-line method over the estimated remaining useful lives, which range from one to fifteen years.

Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to those activities, including legal, engineering and construction. Interest is capitalized on landfill permitting and construction projects and other projects under development while the assets are undergoing activities to ready them for their intended use. The interest capitalization rate is based on the Company's weighted average cost of indebtedness. No interest was capitalized in 1998 or 1999. Landfill permitting, acquisition and preparation costs are amortized as permitted airspace of the landfill is consumed. Landfill preparation costs include the costs of construction associated with excavation, liners, site berms and the installation of leak detection and leachate collection systems. In determining the amortization rate for a landfill, preparation costs include the total estimated costs to complete construction of the landfills' permitted capacity. Units-of-production amortization rates are determined annually for the Company's operating landfills. The rates are determined by management based on estimates provided by the Company's internal and third party engineers and consider the information provided by surveys which are performed at least annually.

Goodwill

Goodwill represents the excess of the purchase price over the estimated fair value of the net tangible and intangible assets of the acquired entities, and is amortized on a straight-line basis over the period of expected benefit of 40 years. Accumulated amortization amounted to $1,705 and $5,353 as of December 31, 1998 and 1999, respectively.

The Company continually evaluates the value and future benefits of its intangible assets, including goodwill. The Company assesses recoverability from future operations using cash flows and income from operations of the related acquired business as measures. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, the carrying value would be reduced to estimated net realizable value if it becomes probable that the Company's best estimate for expected future cash flows of the related business would be less than the carrying amount of the related intangible assets. There have been no adjustments to the carrying amount of intangible assets resulting from these evaluations as of December 31, 1998 and 1999.


Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, trade receivables, restricted funds held in trust, trade payables and debt instruments. The carrying values of cash, trade receivables, restricted funds held in trust, and trade payables are considered to be representative of their respective fair values. The carrying values of the Company's debt instruments approximate their fair values as of December 31, 1998 and 1999, based on current incremental borrowing rates for similar types of borrowing arrangements.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



Interest Rate Protection Agreements

Interest rate protection agreements are used to reduce interest rate risks and interest costs of the Company's debt portfolio. The Company enters into these agreements to change the fixed/variable interest rate mix of the portfolio to reduce the Company's aggregate exposure to increases in interest rates. The Company does not hold or issue derivative financial instruments for trading purposes. Hedge accounting treatment is applied to interest rate derivative contracts that are designated as hedges of specified debt positions. Amounts payable or receivable under interest rate swap agreements are recognized as adjustments to interest expense in the periods in which they accrue. Net premiums paid for derivative financial instruments are deferred and recognized ratably over the life of the instruments. Under hedge accounting treatment, current period income is not affected by the increase or decrease in the fair market value of derivative instruments as interest rates change and these instruments are not reflected in the financial statements at fair market value. Early termination of a hedging instrument does not result in recognition of immediate gain or loss except in those cases when the debt instruments to which a contract is specifically linked is terminated.

Income Taxes

The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

During the periods in which the predecessors were owned by BFI, their operations were included in the consolidated income tax returns of BFI, and no allocations of income taxes were reflected in the historical statements of operations. For purposes of the combined predecessor financial statements, current and deferred income taxes have been provided on a separate income tax return basis.

Revenue Recognition

Revenues are recognized as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

The Company reviews its revenue producing contracts in the ordinary course of business to determine if the direct costs, exclusive of any non-variable costs, to service the contractual arrangements exceed the revenues to be produced by the contract. Any resulting excess costs over the life of the contract are expensed at the time of such determination.


Start-Up and Integration Expenses

During the period from Waste Connections' inception (September 9, 1997) through December 31, 1997, the Company incurred certain start-up expenses relating to the formation of the Company, primarily for legal and other professional services, and the costs associated with recruiting the Company's initial management team. In addition, the Company incurred certain integration expenses relating to its initial acquisitions. These start-up and integration expenses have been charged to operations as incurred.


Stock-Based Compensation

As permitted under the provisions of SFAS No. 123 "Accounting for Stock Based Compensation", the Company has elected to account for stock-based compensation using the intrinsic value method prescribed

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


by Accounting Principles Board's Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price or fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

Per Share Information

Basic net income (loss) per share is computed using the weighted average number of common shares outstanding. Diluted net income (loss) per share is computed using the weighted average number of common and potential common shares outstanding. Potential common shares are excluded from the computation if their effect is anti-dilutive. Earnings per share data have not been presented for the predecessor operations because such data is not meaningful.

Closure and Post-Closure Costs

Accrued closure and post-closure costs represent an estimate of the current value of the future obligation associated with closure and post-closure monitoring of non-hazardous solid waste landfills currently owned and/or operated by the Company. Closure and post-closure monitoring and maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes. Accruals for closure and post-closure monitoring and maintenance requirements in the U.S. consider final capping of the site, site inspection, groundwater monitoring, leachate management, methane gas control and recovery, and operating and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas control costs, are also incurred during the operating life of the site in accordance with the landfill operation requirements of Subtitle D and the air emissions standards. Site specific closure and post-closure engineering cost estimates are prepared annually for landfills owned and/or operated by the Company for which it is responsible for closure and post-closure. The impact of changes determined to be changes in estimates, based on the annual update, are accounted for on a prospective basis. The present value of estimated future costs are accrued based on accepted tonnage as landfill airspace is consumed. Discounting of future costs is applied where the Company believes that both the amounts and timing of related payments are reliably determinable.

Segment Information

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company identifies its operating segments based on business activities, management responsibility and geographical location. The Company considers each operating location that reports stand-alone financial information to be an operating segment; however, all operating segments have been aggregated together and are reported as a single segment consisting of the collection, transfer, recycling and disposal of non-hazardous void waste in the Western United States.


Comprehensive Income

Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. As of December 31, 1999, the Company has not had any transactions, other than its reported net income and losses, that are required to be reported in comprehensive income.

New Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the Financial Accounting Standards Board issued SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133". SFAS 137 deferred the effective date until the first fiscal quarter of the fiscal year

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


beginning after June 15, 2000. The Company will adopt SFAS 133 in its quarter ending March 31, 2001 and has not yet determined whether such adoption will have a material impact on the Company's financial statements.

Reclassifications

Certain amounts reported in the Company's prior years' financial statements have been reclassified to conform with the 1999 presentation.

2. ACQUISITIONS

Poolings-of-Interests

On January 19, 1999, the Company consummated a business combination with the Murrey Companies which included the exchange of 2,888,880 shares of Waste Connections, Inc. common stock for all outstanding shares of the Murrey Companies. In connection with the business combination with the Murrey Companies, Waste Connections, Inc. incurred transaction related costs of approximately $6,200 which were charged to operations.

The Company consummated business combinations with Roche and Ritter's on January 8, 1999, and March 30, 1999, respectively, which included the exchange of 554,248 shares of Waste Connections, Inc. common stock for all of the outstanding shares of Roche and Ritter's. In connection with the business combinations with Roche and Ritters, Waste Connections, Inc. incurred transaction related costs of approximately $1,600 which were charged to operations.

The Company consummated business combinations with Central, G&P, and Omega on June 25, 1999, June 30, 1999, and June 30, 1999, respectively, which included the exchange of 340,207 shares of Waste Connections, Inc. common stock for all of the outstanding shares of Central, G&P, and Omega. In connection with the business combinations with Central, G&P, and Omega, Waste Connections, Inc. incurred transaction related costs of approximately $1,005 which were charged to operations.

On December 30, 1999, the Company consummated a business combination with Cook's which included the exchange of 65,925 shares of Waste Connections, Inc. common stock for all the outstanding shares of Cook's. In connection with the business combination with Cook's, Waste Connections, Inc. incurred transaction related costs of approximately $198 which were charged to operations.

On January 12, 2000, the Company consummated a business combination with WWI which included the exchange of 103,315 shares of Waste Connections, Inc. common stock for all the outstanding shares of WWI. In connection with the business combination with WWI, Waste Connections, Inc. incurred transactions related costs of approximately $150 which will be charged to operations in the period during which the merger was consummated.

The table below sets forth the combined revenues and net income (loss) of WCI, the Murrey Companies, Roche, Ritters, Central, G&P, Omega, Cook's and WWI for the years ended December 31, 1997, 1998 and 1999 (in thousands):

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                      Waste           The Murrey
                                Connections, Inc.      Companies          Other           Restated
                                 Before Pooling         Pooling          Pooling         For Pooling
                                   Acquisitions       Acquisitions     Acquisitions     Acquisitions
                                -----------------    -------------    -------------    -------------
YEAR ENDED DECEMBER 31, 1997:
Revenues                         $         6,237     $      28,874    $      12,399    $      47,510
Net income (loss)                         (5,066)            1,316               51           (3,699)
YEAR ENDED DECEMBER 31, 1998:
Revenues                                  54,042            32,528           13,054           99,624
Net income                                 1,748               142              377            2,267
YEAR ENDED DECEMBER 31, 1999:
Revenues                                 175,773             1,788            6,664          184,225
Net income                                 8,763               245              219            9,227



1998 and 1999 Acquisitions

During 1998, the Company acquired 42 businesses which were accounted for as purchases. Aggregate consideration for these acquisitions consisted of $56,341 in cash (net of cash acquired), $12,488 in notes payable to sellers, 2,054,634 shares of common stock valued at $25,293, and warrants to purchase 267,925 shares of common stock valued at $1,293. The results of operations of the acquired businesses have been included in the Company's consolidated financial statements from their respective acquisition dates.


During 1999, the Company acquired 51 businesses which were accounted for as purchases. Aggregate consideration for these acquisitions consisted of $233,745 in cash (net of cash acquired), $763 in notes payable to sellers and 2,934,649 shares of common stock valued at $74,359.

The results of operations of the acquired businesses have been included in the Company's consolidated financial statements from their respective acquisition dates.

Certain items affecting the purchase price allocations of 1999 acquisitions are preliminary. A summary of the purchase price allocations for acquisitions consummated in 1998 and preliminary purchase price allocations for the acquisitions consummated in 1999 is as follows:

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                       1998              1999
                                                  Acquisitions      Acquisitions
                                                 -------------     -------------
Acquired assets:
    Accounts receivable                          $       4,670     $       8,433
    Prepaid expenses and other current assets              301               239
    Property and equipment                              25,853           276,789
    Goodwill                                            86,358           137,151
    Long-term franchise agreements and other             2,390               558
    Non-competition agreements                             540               900
    Other assets                                           395             2,512
Assumed liabilities:
    Deferred revenue                                      (577)             (273)
    Accounts payable and accrued liabilities            (9,210)          (19,952)
    Other accrued liabilities                           (1,575)           (1,257)
    Long-term liabilities assumed                      (13,638)          (26,340)
    Deferred income taxes                                  (92)          (69,893)
                                                 =============     =============
                                                 $      95,415     $     308,867
                                                 =============     =============



In connection with certain of the acquisitions in 1998 and 1999, the Company is required to pay contingent consideration to certain former shareholders of the respective companies, subject to the occurrence of specified events. As of December 31, 1999, contingent payments relating to these acquisitions total approximately $1,800 in cash and 61,737 shares placed into escrow, and are to be earned based upon the achievement of certain milestones. The Company has included the contingent cash payments in these financial statements as the events which would give rise to such payments are considered probable. No amounts related to the contingent shares have been included in these financial statements as the events which would give rise to such payments have not yet occurred and are not considered probable.

The following unaudited pro forma results of operations assume that the Company's significant acquisitions occurring in 1998 and 1999, accounted for using the purchase method of accounting, were acquired as of January 1, 1998:


                              Year Ended December 31,
                                1998           1999
                            -----------    -----------
Total revenue               $   166,356    $   211,026
Net income                       12,663          9,081
Basic income per share             0.99           0.45
Diluted income per share           0.86           0.42



The unaudited pro forma results do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on January 1, 1998, nor are they necessarily indicative of future operating results

Browning-Ferris Industries Related

On September 29, 1997, the Company purchased all of the outstanding stock of Browning-Ferris Industries of Washington, Inc. and Fibres International, Inc. from BFI (collectively the "Acquisitions"). The total purchase price for the Acquisitions was approximately $15,036, comprised principally of $11,493 in cash and promissory notes payable to BFI totaling $3,543. Of the combined $15,036 purchase price, $9,869 was recorded as goodwill and $150 was assigned to a non-competition agreement. The Acquisitions were

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

accounted for in accordance with the purchase method of accounting and, accordingly, the net assets acquired were included in the Company's consolidated balance sheet based upon their estimated fair values on the date of the Acquisitions. The Company's consolidated statement of operations includes the revenues and expenses of the acquired businesses after the effective date of the transaction.

A summary of the purchase price allocation for the BFI Acquisitions is as follows:


Acquired assets:
  Accounts receivable                          $  2,919
  Prepaid expenses and other current assets         287
  Property and equipment                          4,106
  Goodwill                                        9,869
  Non-competition agreement                         150
Assumed liabilities:
  Deferred revenue                                 (428)
  Accounts payable and accrued liabilities          (26)
  Accrued losses on acquired contracts           (1,309)
  Deferred income taxes                            (532)
                                               --------
                                               $ 15,036
                                               ========

3. INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 1998 and 1999:


                                        December 31,
                                      1998          1999
                                   ---------     ---------
Goodwill                           $  99,716     $ 236,250
Long-term franchise agreements
    and contracts                      2,390         3,577
Non-competition agreements             1,210         2,015
Other, net                               777         2,009
                                   ---------     ---------
                                     104,093       243,851
Less - accumulated amortization       (2,244)       (6,449)
                                   ---------     ---------
                                   $ 101,849     $ 237,402
                                   =========     =========



The Company acquired certain long-term franchise agreements, contracts and non-competition agreements in connection with certain of its acquisitions. The estimated fair value of the acquired long-term franchise agreements and contracts was determined by management based on the discounted net cash flows associated with the agreements and contracts. The estimated fair value of the non-competition agreements was determined by management based on the discounted adjusted operating income stream that would have otherwise been subject to competition. The amounts assigned to the franchise agreements, contracts, and non-competition agreements is being amortized on a straight-line basis over the remaining term of the related agreements (ranging from 5 to 18 years). Total goodwill amortization expense for the years ended December 31, 1997, 1998 and 1999 was $150, $1,640 and $3,766, respectively.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31, 1998 and 1999:



                                                     December 31,
                                                  1998          1999
                                               ---------     ---------
Landfill site costs                            $  10,315     $ 250,187
Land, buildings and improvements                  11,084        29,735
Rolling stock                                     25,181        42,340
Containers                                        18,980        26,648
Machinery and equipment                            7,834        17,885
                                               ---------     ---------
                                                  73,394       366,795
Less accumulated depreciation and depletion      (21,972)      (31,535)
                                               ---------     ---------
                                               $  51,422     $ 335,260
                                               =========     =========



The Company's landfill depletion expense for the years ended December 31, 1997, 1998 and 1999 was $206, $279 and $2,163, respectively.


5. OTHER ASSETS

Other assets consist of the following as of December 31, 1998 and 1999:

                      December 31,
                     1998       1999
                   -------    -------
Restricted cash    $ 1,381    $ 7,624
Loan fees              250      2,186
Other                1,078        964
                   -------    -------
                   $ 2,709    $10,774
                   =======    =======

Restricted funds held in trust are included as part of other assets and consist of amounts on deposit with various banks that support the Company's financial assurance obligations for its landfill facilities' closure and postclosure costs and amounts outstanding under the Madera and Wasco bonds (Note 9).


6.  ACCRUED LIABILITIES

Accrued liabilities consist of the following as of December 31, 1998 and 1999:


                                    December 31,
                                  1998       1999
                                 -------    -------
Income taxes                     $ 1,114    $ 6,030
Payroll and payroll related        1,136      2,650
Interest payable                     583      1,964
Insurance claims and premiums        405      1,374
Other                              2,590      3,630
                                 -------    -------
                                 $ 5,828    $15,648
                                 =======    =======


                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


7. SHORT-TERM BORROWINGS

Short-term borrowings consisted of various revolving and non-revolving lines-of-credit with a bank. These amounts were paid in full in February 1999.


8.  CLOSURE AND POST-CLOSURE COSTS

The net present value of the closure and post-closure commitment is calculated assuming inflation of 3% and a risk-free capital rate of 7%. Discounted amounts previously recorded are accreted to reflect the effects of the passage of time. The Company's current estimate of total future payments for closure and post-closure, in accordance with Subtitle D, is $4,500,000, adjusted for inflation, while the present value of such estimate is $8,000. At December 31, 1998 and 1999, respectively, accruals for landfill closure and post-closure costs (including costs assumed through acquisitions) were $2,655 and $4,313, respectively, and are recorded as other long-term liabilities on the balance sheet. The accruals reflect landfills whose estimated remaining lives, based on current waste flows, range from 13 to 174 years, with an estimated average remaining life of approximately 96 years. The Company estimates that its closure and post-closure payment commitments for certain of its landfills will begin in 2012.


9. LONG-TERM DEBT

Credit Facility

In January 1998, the Company obtained a revolving credit facility from BankBoston N.A. (the "January Credit Facility"). The maximum amount available under the January Credit Facility was $25,000, including up to $5,000 in stand-by letters-of-credit, and the borrowings bore interest at various fixed and/or variable rates at the Company's option. In connection with the January Credit Facility the Company granted to an affiliate of BankBoston a warrant to purchase 140,000 shares of the Company's common stock with an exercise price of $2.80 per share and an expiration date of January 2008 (Note 12).

In May 1998, the Company entered into a new revolving credit facility with a syndicate of banks for which BankBoston N.A. acted as agent (the "May Credit Facility"). The maximum amount available under the May Credit Facility was $60,000 (including $5,000 in stand-by letters of credit) and the borrowings bore interest at various fixed and/or variable rates at the Company's option. The May Credit Facility replaced the January Credit Facility.

In November 1998, the Company entered into a new revolving credit facility with a syndicate of banks for which BankBoston N.A. acted as agent (the "November 1998 Credit Facility"). As of December 31, 1998, the maximum amount available under the November Credit Facility was $115,000 (including $15,000 in stand-by letters of credit, of which $1,829 were issued as of December 31, 1998) and the borrowings bear interest at various fixed and/or variable rates at the Company's option (approximately 7.0% as of December 31, 1998). The maximum amount available was increased to $125,000 in January 1999. The November 1998 Credit Facility replaced the May Credit Facility.

In March 1999, the Company entered into a new revolving credit facility with a syndicate of banks for which BankBoston N.A. acts as agent (the "March 1999 Credit Facility"). As of December 31, 1999, the maximum amount available under the March 1999 Credit Facility is $315,000 (including $35,000 in stand-by letters of credit, of which $26,000 were issued as of December 31, 1999) and the borrowings bear interest at various fixed and/or variable rates at the Company's option (approximately 8.2% as of December 31, 1999). The March 1999 Credit Facility amended the November 1998 Credit Facility. The March 1999

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


Credit Facility requires quarterly payments of interest and it matures in March 2004. Borrowings are secured by substantially all of the Company's assets and the Company is required to pay an annual commitment fee equal to 0.5% of the unused portion of the facility. The March 1999 Credit Facility places certain business, financial and operating restrictions on the Company relating to, among other things, the incurrence of additional indebtedness, investments, acquisitions, asset sales, mergers, dividends, distributions and repurchases and redemption of capital stock. The Credit Facility also requires that specified financial ratios and balances be maintained. As of December 31, 1999, the Company was in compliance with these covenants.

In December 1999, the Company completed a $13,600 tax-exempt bond financing for its Wasco subsidiary (the "Wasco Bond"). These funds will be used for the acquisition, construction, furnishing, equipping and improving of a landfill located in Wasco County, Oregon (the "Landfill Project"). The bonds mature in December 2009 and bear interest at variable rates based on market conditions for Oregon tax exempt bonds (approximately 5.5% at December 31, 1999). The bonds are backed by a letter of credit issued by BankBoston N.A under the March 1999 Credit Facility for $14,500. At December 31, 1999, approximately $4.6 million of the funds from the bond offering are held by a trustee and can be used by the Company to finance capital expenditures on the Landfill Project. These unused funds held by the trustee are classified as restricted cash and included in other assets in the accompanying consolidated balance sheet.

CRC Bond

In December 1991, Columbia Resource Company, a wholly-owned subsidiary of the Company acquired in 1999, received $13,000 in financing through an Industrial Revenue Bond (the "CRC Bond") issued by Clark County, Washington. These funds were used for the acquisition of real property and construction thereon of a solid waste transfer station. The CRC Bond requires escalating annual principal payments ranging from $1,000 in December 2000 to $1,505 in December 2006 (the maturity date), bears interest at rates ranging from 7.1% to 7.5%, is secured by the real property and solid waste transfer station and backed by a letter of credit issued by BankBoston N.A. under the March 1999 Credit Facility for $8,625. Additionally, BankBoston N.A. and another lender have issued additional letters of credit in the amount of $1,000 and $2,000, respectively, in connection with this project.

Madera Bond

In June 1998, the Company completed a $1,800 tax-exempt bond financing for its Madera subsidiary (the "Madera Bond"). These funds will be used for specified capital expenditures and improvements, including installation of a landfill gas recovery system. The bonds mature on May 1, 2016 and bear interest at variable rates based on market conditions for California tax exempt bonds (approximately 3.8% and 4.6% at December 31, 1998 and 1999, respectively). The bonds are backed by a letter of credit issued by BankBoston N.A. under the March 1999 Credit Facility for $1,828. Funds from the bond offering are held by a trustee until the capital expenditures are completed. The unused funds are classified as restricted cash and included in other assets in the accompanying consolidated balance sheet.

Interest Rate Protection Agreements

The Company has entered into an interest rate protection agreement (the "Interest Agreement"), with its primary banking institution to reduce its exposure to fluctuations in variable interest rates. The Interest Agreement, which is effective November 2, 1998 through November 2, 2000, effectively changes the Company's interest rate paid on a notional amount of $27,700 of its floating rate long-term debt to a weighted average fixed rate (approximately 6.43% and 6.68% at December 31, 1998 and 1999, respectively). The fair value of the Interest Agreement as of December 31, 1998 and 1999 is $188 and $327, respectively, which reflects the estimated amounts that the Company would receive to terminate the

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Interest Agreement based on quoted market prices of comparable contracts as of December 31, 1998 and 1999. In the event of nonperformance by the counterparty, the Company would be exposed to interest rate risk if the variable interest rate received were to exceed the fixed rate paid by the Company under the terms of the Interest Agreement.

In December 1999, we entered into an interest rate hedge (the "Hedge Agreement") with BankBoston, N.A. Under the Hedge Agreement, which is effective through December 2001, the interest rate on $125 million of our floating rate long-term debt is effectively fixed with an interest rate of 6.1% plus an applicable margin. This rate remains at 6.1% if LIBOR is less than 7.0%. If LIBOR exceeds 7.0%, the interest rate under the Hedge Agreement will increase one basis point for every LIBOR basis point above 7.0%. In the event of nonperformance by the counterparty, the Company would be exposed to interest rate risk if the variable interest rate received were to exceed the fixed rate paid by the Company under the terms of the Hedge Agreement.

Long-term debt consists of the following as of December 31, 1998 and 1999:


                                                                     1998            1999
                                                                  ---------       ---------
November 1998 Credit Facility                                     $  57,281       $       -
March 1999 Credit Facility                                                -         247,500
Wasco Bond                                                                -          13,600
CRC Bond                                                                  -           8,625
Madera Bond                                                           1,800           1,800
Notes payable to sellers in connection with acquisitions,
    unsecured, bearing interest at 6.5% to 8.4%, principal
    and interest payments due periodically throughout the
    year with due dates ranging from 2000 to 2005                     8,927           1,570
Notes payable to third parties, secured by substantially all assets of certain subsidiaries the Company, interest at
    7.0% to 11.0%, principal and interest payments due
    periodically throughout the year with due dates
    ranging from 2000 to 2009                                         4,153           4,604
Other                                                                 8,233             490
                                                                  ---------       ---------
                                                                     80,394         278,189
Less - current portion                                              (12,120)         (3,044)
                                                                  ---------       ---------
                                                                  $  68,274       $ 275,145
                                                                  =========       =========

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


As of December 31, 1999, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:


      2000                              $  3,044
      2001                                 3,150
      2002                                 1,984
      2003                                 1,982
      2004                               249,237
      Thereafter                          18,792
                                        --------
                                        $278,189
                                        ========



10. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

Leases

The Company leases its facilities and certain equipment under non-cancelable operating leases for periods ranging from one to five years. Combined rent expense for the predecessor operations was $441 for the nine months ended September 30, 1997. The Company's consolidated rent expense under operating leases during the years ended December 31, 1997, 1998 and 1999 was $269, $849 and $1,233, respectively.

As of December 31, 1999, future minimum lease payments under these leases, by calendar year, are as follows:




      2000                              $1,385
      2001                               1,312
      2002                               1,179
      2003                               1,022
      2004                                 923
      Thereafter                         2,641
                                        ------
                                        $8,462
                                        ======


Performance Bonds and Letters of Credit

Municipal solid waste collection contracts may require performance bonds or other means of financial assurance to secure contractual performance. As of December 31, 1998 and 1999, WCI had provided customers and various regulatory authorities with bonds and letters of credit of approximately $2,000 and $2,414, respectively, to secure its obligations (exclusive of letters of credit backing certain municipal bond obligations). If the Company were unable to obtain surety bonds or letters of credit in sufficient amounts or at acceptable rates, it could be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill operating permits.


CONTINGENCIES

Environmental Risks

The Company is subject to liability for any environmental damage that its solid waste facilities may cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

surface water, and especially drinking water, including damage resulting from conditions existing prior to the acquisition of such facilities by the Company. The Company may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Company or its predecessors. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company's financial condition, results of operations or cash flows. As of December 31, 1999, the Company is not aware of any such environmental liabilities.


Legal Proceedings

In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company is subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens' groups or adjacent landowners or residents in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.


In addition, the Company is a party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1999 there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on its business, financial condition, results of operations or cash flows.

Employees

The Teamsters Union represents approximately 85 drivers and mechanics at WCI's Vancouver, Washington operation. The labor agreement between the Union and the Company was renewed in January 2000 for a period of three years.

The Teamsters Union represents approximately 24 drivers and mechanics at Arrow Sanitary Services, Inc. ("Arrow") in Portland Oregon, a wholly owned subsidiary of the Company. The current labor agreement term is until March of 2001.

The Teamsters Union represents approximately 50 of the Murrey Companies' drivers. A new collective bargaining agreement was negotiated during the 4th quarter of 1999. This agreement is for a period of 3.5 years.

The Company is not aware of any other organizational efforts among its employees and believes that its relations with its employees are good.


11. REDEEMABLE CONVERTIBLE PREFERRED STOCK

In September 1997, the Company received net proceeds of $6,992 from the sale of 2,499,998 shares of redeemable convertible preferred stock (the "Preferred Stock"). The Preferred Stock accrued cumulative dividends at the rate of $.098 per share annually. Accumulated and unpaid dividends on Preferred Stock amounted to $61 as of December 31, 1997. Each share of Preferred Stock was redeemable, at the holder's option, during the period from April 1, 1999 through October 1, 1999 for $4.20 per share plus any accumulated and unpaid dividends. The Preferred Stock and any accumulated and unpaid dividends were

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


convertible at the holder's option into shares of the Company's common stock at the calculated rate of $2.80 per share divided by the "Conversion Price" subject to certain anti-dilution adjustments. Each share was automatically converted into common stock immediately upon the closing of the Company's initial public offering of common stock at a Conversion Price of $2.80 per share.



12. STOCKHOLDERS' EQUITY

Common Stock

Of the 28,790,335 shares of common stock authorized but unissued as of December 31, 1999, the following shares were reserved for issuance:


Stock option plan            2,532,762
Stock purchase warrants        759,569
Shares held in escrow           61,737
                             ---------
                             3,354,068
                             =========


Stockholder Notes Receivable

In December 1997, the Company provided loans in the aggregate amount of $83 to certain employees, who are also common stockholders, for the purchase of shares of the Company's Preferred Stock. The notes bore interest at 8%, were secured by the Preferred Stock purchased and common stock owned by the employees, and were paid in full during 1998.

Stock Options

In November 1997, WCI's Board of Directors adopted a stock option plan in which all officers, employees, directors and consultants may participate (the "Option Plan"). Options granted under the Option Plan may either be incentive stock options or nonqualified stock options (the "Options"), generally have a term of 10 years from the date of grant, and will vest over periods determined at the date of grant. The exercise prices of the options are determined by the Company's Board of Directors and will be at least 100% or 110% of the fair market value of the Company's common stock on the date of grant as provided for in the Option Plan.

The Option Plan provides for the reservation of common stock for issuance thereunder equal to 12% of the outstanding shares of the Company's common stock. The amount of common stock reserved for issuance under the Option Plan is decreased for options granted and increased for previously granted options that have been forfeited, cancelled or exercised. As of December 31, 1997, 1998 and 1999, options for 671,500, 160,450 and 788,617 shares, respectively, of common stock were available for future grants under the Option Plan.

As of December 31, 1997, 1998 and 1999, 35,000, 333,121 and 495,713 options to purchase common stock were exercisable under the Option Plan, respectively.

A summary of WCI's stock option activity and related information during the period from inception (September 9, 1997) through December 31, 1997 and the years ended December 31, 1998 and 1999 is presented below:

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                   Weighted
                                            Number of               Average
                                         Shares (Options)        Exercise Price
                                         ----------------      ----------------
Outstanding at inception                                -      $              -
Granted                                           528,500                  4.92
                                         ----------------
Outstanding as of December 31, 1997               528,500                  4.92
Granted                                           511,050                  9.58
Forfeited                                           2,874                  5.00
Exercised                                          57,912                  4.69
                                         ----------------
Outstanding as of December 31, 1998               978,764                  7.38
Granted                                         1,045,350                 16.03
Forfeited                                          28,000                 20.20
Exercised                                         251,969                  5.92
                                         ----------------
Outstanding as of December 31, 1999             1,744,145                 12.57
                                         ----------------


The following table summarizes information about stock options outstanding as of December 31, 1999:


                                   Options Outstanding                            Options Exercisable
                    -------------------------------------------------      -------------------------------
                                                          Weighted
                                                           Average
                                         Weighted         Remaining                           Weighted
                                          Average        Contractual                           Average
                                         Exercise           Life                               Exercise
Exercise Range          Shares             Price          (In Years)          Shares            Price
-----------------    ------------      ------------      ------------      ------------      ------------
$2.80 to 5.00             371,380      $       2.90               7.9           222,339      $       2.93
$6.00 to 9.50              48,833              8.48               8.1            25,666              8.45
$10.50 to 13.00           637,832             11.50               9.3           148,330             11.08
$15.19 to 22.13           617,600             18.37               9.0            92,710             19.37
$24.94 to 26.50            68,500             25.60               9.5             6,668             26.50
                     ------------                                          ------------
                        1,744,145             12.57               8.9           495,713              9.05
                     ============                                          ============


The weighted average grant date fair values for options granted during 1998 and 1999 are as follows:


                                                        1997         1998         1999
                                                      --------     --------     --------
Exercise prices equal to market price of stock        $     --     $   5.28     $   7.80
Exercise prices less than market price of stock             --         6.52            -
Exercise prices greater than market price of stock        0.30         3.09            -


Pro Forma information regarding net income (loss) and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the period from inception (September 9, 1997) through December 31, 1997 and the years ended December 31, 1998 and 1999: risk-free interest rate of 6%, 5% and 5.8%, respectively; dividend yield of zero; volatility factor of the expected market price of the Company's common stock of .40, .55 and .55, respectively; and a weighted-average expected life of the option of 4 years.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The following table summarizes the Company's pro forma net loss and pro forma basic net loss per share for the years ended December 31, 1997, 1998 and 1999:

                                                                   Year Ended December 31,
                                                             1997            1998           1999
                                                          ---------       ---------      ---------
Net income (loss) applicable to common stockholders:
    As reported                                           $  (4,230)      $   1,350      $   9,227
    Pro forma                                                (4,234)             27          7,631
Basic income (loss) per share:
    As reported                                               (0.73)           0.12           0.49
    Pro forma                                                 (0.73)           0.00           0.41

Diluted income (loss) per share:
    As reported                                               (0.73)           0.10           0.46
    Pro forma                                                 (0.73)           0.00           0.38

During the year ended December 31, 1998, the Company recorded deferred stock compensation of $821 relating to stock options granted during the period with exercise prices less than the estimated fair value of the Company's common stock on the date of grant. The deferred stock compensation is being amortized into expense over the vesting periods of the stock options which generally range from 1 to 3 years. During the years ended December 31, 1998 and 1999, compensation expense of $393 and $265, respectively, was recorded relating to these options.

Stock Purchase Warrants

The following table summarizes information about warrants outstanding as of December 31, 1998 and 1999:

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                                                      Outstanding at December 31,
                                          Issue          Warrants      Exercise        Fair Value     ---------------------------
                                          Date            Issued         Range         of Warrants       1998            1999
                                     ---------------    ---------    -------------     -----------    ----------      -----------
Warrants issued to bank              September 1997       200,000    $        0.01      $     382         27,200              -
Warrants issued to guarantors of
    Company's debt obligations       December 1997        841,000             2.80            328        841,000        374,000
Warrants issued to consultants       December 1997         15,000     2.80 to 5.00                        15,000         15,000
Warrants issued to bank              January 1998         140,000             2.80            855        140,000              -
Warrants issued in connection
    with an acquisition              February 1998        200,000             4.00            954        200,000        200,000
Warrants issued to an employee       February 1998         50,000             2.80            240              -              -
Warrants issued to market
    development consultants          Throughout 1998       67,935    12.00 to 22.13           339         67,935         67,935
Warrants issued to market
    development consultants          Throughout 1999      102,634    10.88 to 30.50           572              -        102,634
                                                                                                       ---------      ---------
                                                                                                       1,291,135        759,569
                                                                                                       ---------      ---------




The warrants are exercisable upon vesting and notification and expire between 2000 and 2009.

In September 1997, the Company issued a warrant to purchase 200,000 shares of the Company's common stock to the Bank that provided a line of credit and term loan payable. The fair value of the warrant was determined using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6.0%, estimated fair value of the common stock of $1.92 per share and an expected life of 7 years. The value assigned to the warrant was reflected as a discount on long-term debt. The discount was fully accreted to interest expense using the straight-line method over the expected term of the debt agreements (approximately three months). In 1998, the bank received 172,578 shares of common stock through the exercise of 172,689 warrants.

In connection with their guarantee of certain of the Company's debt obligations, the Company issued in December 1997 warrants to purchase 841,000 shares of the Company's common stock to certain directors and stockholders of the Company. The warrants were valued using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6.0%, estimated fair value of the common stock of $1.92 per share and expected lives of 3 years. The value assigned to these warrants was fully amortized to interest expense over the expected term of the debt agreements (approximately three months).

In January 1998, the Company issued a warrant to purchase 140,000 shares of its common stock to BankBoston N.A. in connection with the January Credit Facility. The warrant was valued using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6.0%, estimated fair value of the common stock of $7.50 per share and an expected life of 10 years. The value assigned to the warrant was reflected as a discount on long-term debt and accreted to interest expense using the interest method over the expected term of the January Credit Facility. The January Credit Facility was extinguished in May 1998 and the unamortized discount on the debt was expensed as an extraordinary loss on early extinguishment of debt.

In February 1998, the Company issued warrants to purchase 200,000 shares of its common stock in connection with an acquisition. The warrant was valued using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6.0%, estimated fair value of the common stock of $7.50 per share and an expected life of 5 years. The value of the warrant was recorded as an element of purchase price for the acquisition.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


Warrants issued to third party market development consultants are valued using the Black-Scholes pricing model with an assumed stock price volatility of .40 in 1998 and .55 in 1999, risk-free interest rate of 6.0%, and contractual term of 2 years. These warrants are recorded as an element of the related acquisitions.


13. INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 1997, 1998 and 1999 consists of the following:



                      Year Ended December 31,
                 ----------------------------------
                   1997          1998         1999
                 -------       -------      -------
Current:
    Federal      $   794       $ 1,463      $ 7,800
    State              -           146          865
Deferred:
    Federal         (462)        1,286        2,053
    State              -           145          206
                 -------       -------      -------
                 $   332       $ 3,040      $10,924
                 =======       =======      =======

Significant components of deferred income tax assets and liabilities are as follows as of December 31, 1998 and 1999:



                                              1998           1999
                                            --------       --------
Deferred income tax assets:
      Basis step-up in acquired assets      $      -       $    396
      Accounts receivable reserves                98             66
      Accrued expenses                            14            142
      State taxes                                 22             42
      Other                                       89            179
                                            --------       --------
Total deferred income tax assets:                223            825
                                            ========       ========

Deferred income tax liabilities:
      Net asset basis difference in
         non-taxable acquisitions               (255)       (68,505)
      Amortization                              (300)        (1,257)
      Depreciation                            (1,641)        (3,976)
      Other liabilities                         (153)          (410)
      Prepaid expenses                          (180)        (1,097)
                                            --------       --------
Total deferred income tax liabilities         (2,529)       (75,245)
                                            --------       --------
Net deferred income tax liability           $ (2,306)      $(74,420)
                                            ========       ========

The differences between the Company's provision (benefit) for income taxes as presented in the accompanying statements of operations and benefit for income taxes computed at the federal statutory rate is comprised of the items shown in the following table as a percentage of pre-tax income (loss):

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                               Year Ended December 31,
                                                            1997          1998         1999
                                                          ------        ------       ------
Income tax provision (benefit) at the statutory rate       (34.0)%        34.0%        35.0%
State taxes, net of federal benefit                            -           4.0          3.5
Acquisition charges                                            -             -         10.3
Goodwill amortization                                          -           3.0          2.1
Subchapter S                                                (1.3)          3.2          1.1
Stock compensation expense                                  44.0           3.0          0.5
Other                                                        1.2           0.8          1.7
                                                          ------        ------       ------
                                                             9.9%         48.0%        54.2%
                                                          ======        ======       ======


14. NET INCOME (LOSS) PER SHARE INFORMATION

The following table sets forth the calculation of the numerator and denominator used in the computation of basic and diluted net loss per share for the years ended December 31, 1997, 1998 and 1999:


                                                                   Year Ended December 31,
                                                          -----------------------------------------
                                                             1997           1998           1999
                                                          ----------    ------------    -----------
Numerator:
  Income (loss) before extraordinary item                 $   (3,699)   $      3,294    $     9,227
  Redeemable convertible preferred stock accretion              (531)           (917)           -
                                                          ----------    ------------    -----------
  Income (loss) applicable to common stockholders
    before extraordinary item                             $   (4,230)   $     2,377     $     9,227
                                                          ==========    ============    ===========
  Extraordinary item                                               -         (1,027)             -
                                                          ----------    ------------    -----------
  Net income (loss) applicable to common
    stockholder                                           $   (4,230)   $     1,350     $     9,227
                                                          ==========    ===========     ===========
Denominator:
  Weighted average common shares outstanding               5,807,592     10,412,868      18,655,801
  Dilutive effect of stock options and warrants
    outstanding                                                    -      1,628,930       1,273,738
  Incremental common shares issuable upon redemption
    of redeemable common stock                                     -        282,192               -
                                                          ----------    -----------    ------------
                                                           5,807,592     12,323,990      19,929,539
                                                          ==========    ===========    ============


As of December 31, 1998 and 1999, the Company had the following common stock equivalents that have not been included in the computation of diluted net income per share because to do so would have been antidilutive:


                               December 31, 1998                  December 31, 1999
                         ------------------------------     ------------------------------
                         Number of         Exercise         Number of        Exercise
                          Shares         Price Range          Shares        Price Range
                         ---------     ----------------     ---------     ----------------
Outstanding options        87,832      $18.62 to $22.13      103,000      $21.50 to $26.50
Outstanding warrants       51,485      $17.00 to $22.13       81,081      $21.50 to $30.50
                          -------                            -------
                          139,317                            184,081
                          -------                            -------


                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


15. RELATED PARTY TRANSACTIONS

Advances

As of December 31, 1998, the Murrey Companies had non-interest bearing advances payable to one of their shareholders totaling $543. These advances were paid in full in 1999.


Shareholder Notes Payable

As of December 31, 1998, Cook's had notes payable to shareholders and other related parties totaling $863. These notes payable were secured by all assets of Cook's, carried an annual interest rate of 12% and were paid in full in December 1999.

Disposal Fees

During the years ended December 31, 1997, 1998 and 1999, the Murrey Companies paid $8,592, $8,816 and $10,328, respectively, in disposal fees to a landfill that is owned and operated by a company in which one of the Murrey Companies' shareholders has an approximate 33% ownership interest.


Shareholder Notes Receivable


Central, G&P, and Omega provided loans totaling $365 as of December 31, 1998 to shareholders of those corporations. These notes were non-interest bearing and repaid in 1999.


16. EMPLOYEE BENEFIT PLANS

WCI has a voluntary savings and investment plan (the "WCI 401(k) Plan"). The WCI 401(k) Plan is available to all eligible, non-union employees of WCI. Under the WCI 401(k) Plan, WCI's contributions are 40% of the first 5% of the employee's contributions. The Murrey Companies have a voluntary savings and investment plan (the "Murrey 401(k) Plan"). The Murrey 401(k) Plan is available to all eligible, non-union employees of the Murrey Companies. Under the Murrey 401(k) Plan, the Murrey Companies' contributions are at the discretion of management. During the years ended December 31, 1997, 1998 and 1999, the total 401(k) plan expense for the WCI and Murrey 401(k) plans was approximately $318, $394 and $848, respectively.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


17. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

The following table summarizes the unaudited consolidated quarterly results of operations as reported and as restated for poolings-of-interests for 1998 and 1999 (in thousands, except per share amounts):



                                                  FIRST              SECOND             THIRD             FOURTH
                                                 QUARTER             QUARTER           QUARTER           QUARTER
                                               ------------       ------------       ------------      ------------
Revenues:
      1998 as reported                         $      7,601       $     10,919       $     16,828      $     18,706
      1998 as restated                               18,408             22,517             28,795            29,904
Gross profit:
      1998 as reported                                2,204              3,486              5,636             6,159
      1998 as restated                                4,891              6,540              8,490             8,068
Income before extraordinary item:
      1998 as reported                                   35                538              1,042             1,158
      1998 as restated                                  516              1,161              1,047               570
Net income (loss):
      1998 as reported                                   34               (277)             1,042               946
      1998 as restated                                  516                346              1,047               358
Basic earnings (loss) per common share:
      1998 as reported                                (0.23)             (0.12)              0.12              0.10
      1998 as restated                                (0.01)              0.00               0.08              0.03
Diluted earnings (loss) per common share:
      1998 as reported                                (0.23)             (0.08)              0.10              0.09
      1998 as restated                                (0.01)              0.00               0.07              0.02
Revenues:
      1999 as reported                               30,883             40,219             48,610            60,391
      1999 as restated                               33,178             40,901             49,345            60,801
Gross profit:
      1999 as reported                               10,763             15,414             19,302            24,726
      1999 as restated                               11,542             15,626             19,526            24,845
Net income (loss):
      1999 as reported                               (4,362)             3,152              4,919             5,390
      1999 as restated                               (4,286)             3,184              4,952             5,377
Basic earnings (loss) per common share:
      1999 as reported                                (0.28)              0.18               0.26              0.26
      1999 as restated                                (0.27)              0.18               0.26              0.25
Diluted earnings (loss) per common share:
      1999 as reported                                (0.28)              0.16               0.24              0.25
      1999 as restated                                (0.27)              0.16               0.24              0.24

18. SUBSEQUENT EVENTS

Waste Wranglers Inc. Merger

      The Company merged with Waste Wranglers Inc. on January 12, 2000 (Note
2). The transaction was accounted for as a pooling-of-interest, whereby the Company issued 103,315 shares of its common stock for all of the outstanding shares of Waste Wranglers Inc. In connection with the merger, the Company incurred transaction related costs of approximately $150 which were charged to operations in the first quarter 2000.

New Credit Facility

      On May 16, 2000, the Company obtained commitments from a syndicate of banks led by FleetBoston Financial Corporation, which increased the Company's borrowing capacity from $315,000 to $425,000 and modified certain covenants. The new credit facility matures in 2005.

Allied Waste Acquisition

      On April 17, 2000, the Company acquired the stock and assets from Allied Waste Industries, Inc. of its Wichita, Kansas collection operation and Finney County Landfill. Total consideration paid for the stock and assets was $68,404 in cash.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Waste Connections, Inc.

                                      By:  /s/ Ronald J. Mittelstaedt
                                         ---------------------------------------
                                           Ronald J. Mittelstaedt
                                           President

Date: _________________________

The following exhibits are filed herewith:

Exibit Number                 Description
-------------                 -----------

ex-23.1                       Consent of Ernst & Young LLP,
                              Independent Auditors

ex-99.1                       Schedule II